Exhibit 99.1

                      [LETTERHEAD OF MILESTONE SCIENTIFIC]

                                               FOR IMMEDIATE RELEASE

CONTACT

Stuart J. Wildhorn- Senior Vice President
Milestone Scientific Inc.
(973) 535-2717; (973) 535-2829 (Fax)
Web site: www.milesci.com

              MILESTONE SCIENTIFIC, INC. ANNOUNCES YEAR END RESULTS

LIVINGSTON, N.J., April 16, 2003 -- Milestone Scientific, Inc. (AMEX: MS) Milestone Scientific Inc announced its results for the year ended December 31, 2002.

Net loss for the year ended December 31, 2002 decreased to $2,440,197 or $(.20) per share, compared to a net loss for the prior year of $3,991,580 or ($.36) per share, a 39% reduction. Losses from operations were reduced to $1,669,555 in 2002 from $3,200,421 in 2001, an improvement of $1,530,866 or 48%. Net sales for 2002 were $4,074,006 compared to $4,093,710 in 2001. Gross profit for 2002 decreased to $2,093,057 from $2,120,554 in the prior year. Cash used in operations was reduced from $1,384,936 in 2001 to $676,177 in 2002, a reduction of 51%. During 2002, management successfully focused on reducing negative cash flow, losses and loss per share.

Leonard Osser, Chairman and Chief Executive Officer stated, "During 2002, Milestone continued to successfully implement cost containment initiatives designed to improve our operations. While sales were flat year to year, we saw significant increases in our international markets. The sales decline in the US is attributed to the decrease in marketing expenses associated with new unit sales; however, handpiece shipments in the US increased 13% over 2001 with a 19% increase worldwide. 2002 handpiece revenues increased 24% over 2001. Cash used to fund operations was significantly reduced, with $97,766 or 14% associated with the development of our Wand handpiece with engineered sharps injury protection. This product, which is pending marketing clearance from the FDA, will be commercialized under the trade name, SafetyWand(TM). We will continue to monitor costs, while our expectations for increase unit sales have risen."

Mr. Osser further noted, "Since the beginning of 2003, Milestone has continued to work towards rebuilding the US sales operations, increased focus on the international business as well as improving the operations of the company. In January, Milestone announced the consolidation of its Deerfield, IL facility, moving the customer service component to the New Jersey corporate office and outsourcing the shipping and warehousing to a third party in Pennsylvania. In the US, the implementation of the sales and marketing strategy is beginning to show dividends with both new customer and increased handpiece sales. Finally, the international market is showing significant increases in both unit orders and handpiece shipments."

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[LETTERHEAD OF MILESTONE SCIENTIFIC]                                 Page 2 of 5

                                   ----------

Milestone Scientific is the developer, manufacturer and marketer of CompuMed(TM) and CompuDent(TM) computer controlled local anesthetic delivery systems. These systems comprise a microprocessor controlled drive unit as well as The Wand(R) handpiece, a single patient use product that is held in a pen like manner for injections. In 2001, Milestone Scientific received broad United States patent protection on "CompuFlo(TM)", an enabling technology for computer controlled, pressure sensitive infusion, perfusion, suffusion and aspiration, which provides real time displays of pressures, fluid densities and flow rates, that advances the delivery and removal of a wide array of fluids. In 2002, Milestone Scientific received United States patent protection on a safety engineered sharps technology, which allows for fully automated true single-handed activation with needle anti-deflection and force-reduction capability.

This release contains "forward looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements, including, but not limited to, those relating to the availability of capital pursuant to this facility, will prove to be accurate.

                                                            - Tables to Follow -
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[LETTERHEAD OF MILESTONE SCIENTIFIC]                                 Page 3 of 5

                   Milestone Scientific Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year Ended December 31,

                                                                  2002            2001
                                                              ------------    ------------
Revenues                                                      $  4,074,006    $  4,093,710
Cost of Sales                                                    1,980,949       1,973,156
                                                              ------------    ------------

Gross profit                                                     2,093,057       2,120,554
                                                              ------------    ------------

Selling, general and administrative expenses                     3,588,836       5,271,032
Research and development expenses                                  147,709          49,943
Closing of Deerfield, IL facility                                   26,067              --
                                                              ------------    ------------
                                                                 3,762,612       5,320,975
                                                              ------------    ------------
Loss from operations                                            (1,669,555)     (3,200,421)
Interest income                                                         --           2,936
Interest expense                                                  (850,642)       (858,582)
Sale of prophy angle business and related consulting income         80,000          64,487
                                                              ------------    ------------

NET LOSS                                                      $ (2,440,197)   $ (3,991,580)
                                                              ============    ------------

Loss per common share -- basic and diluted                    $       (.20)   $       (.36)
                                                              ============    ============

Weighted-average shares outstanding -- basic and diluted        12,469,673      11,142,590
                                                              ============    ============

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[LETTERHEAD OF MILESTONE SCIENTIFIC]                                 Page 4 of 5

                   Milestone Scientific Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 2002

ASSETS
CURRENT ASSETS:
       Cash                                                                     $      9,683
       Accounts receivable, net of allowance for doubtful accounts of $46,152        239,435
       Inventories                                                                   119,291
       Advances to contract manufacturer                                             300,000
       Deferred debt financing, net                                                  159,877
       Prepaid expenses                                                               64,952
                                                                                ------------
              Total current assets                                                   893,238
EQUIPMENT, net                                                                       227,207
ADVANCES TO CONTRACT MANUFACTURER -- Long term                                        87,935
OTHER ASSETS                                                                          32,333
                                                                                ------------
              Total                                                             $  1,240,713
                                                                                ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
       Account payable, including $32,000 to related parties                    $  1,269,523
       Accrued expenses                                                               86,492
       Accrued interest                                                              169,519
       Notes payable                                                               4,581,708
                                                                                ------------
              Total current liabilities                                            6,107,242
Accrued interest                                                                     139,323
Deferred compensation payable to officer/stockholder                                 320,000
Notes payable                                                                        480,091
Notes payable -- officer/stockholder                                                 300,000
                                                                                ------------
              Total liabilities                                                    7,346,656
                                                                                ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY:
       Common stock, par value $.001; authorized,
               25,000,000 shares; 12,733,370 shares issued                            12,733
       Additional paid-in capital                                                 36,599,607
       Accumulated deficit                                                       (41,786,767)
       Unearned compensation                                                         (20,000)
       Treasury stock, at cost, 100,000 shares                                      (911,516)
                                                                                ------------
              Total stockholders' deficiency                                      (6,105,943)
                                                                                ------------
              Total                                                             $  1,240,713
                                                                                ============

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[LETTERHEAD OF MILESTONE SCIENTIFIC]                                 Page 5 of 5

                   Milestone Scientific Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year Ended December 31,

                                                                            2002           2001
                                                                        -----------    -----------
Cash flows from operating activities:

Net loss                                                                $(2,440,197)   $(3,991,580)
Adjustments to reconcile net loss to net cash used in
operating activities:
       Depreciation                                                          53,052         75,990
       Amortization of unearned advertising cost                             24,803         21,398
       Amortization of debt discount and deferred financing costs           340,133        306,734
       Common stock issued for services                                          --        150,000
       Amortization of deferred compensation                                     --         31,055
       Stock options and warrants issued to consultants                      10,000        197,649
       Loss on disposal of fixed asset                                        1,909             --
       Changes in operating assets and liabilities:
           Decrease in accounts receivable                                  124,308        165,801
           Decrease in inventories                                           43,349         13,533
           Decrease in advances to contract manufacturer                    301,594        315,000
           (Increase) decrease in prepaid expenses                          (33,967)       121,727
           Decrease in other assets                                         (19,971)        (2,044)
           Increase in accounts payable                                     107,220        253,776
           Increase in accrued interest                                     510,508        551,847
           Increase (decrease) in accrued expenses                          (18,918)        54,178
           Increase in deferred compensation                                320,000        350,000
                                                                        -----------    -----------
       Net cash used in operating activities:                              (676,177)    (1,384,936)
                                                                        -----------    -----------

Cash flows from investing activities-payment for capital expenditures       (74,344)       (10,672)
                                                                        -----------    -----------

Cash flows from financing activities:
       Proceeds from sale of common stock, net of expenses                       --        492,000
       Proceeds from note payable -- officer/stockholder                    100,000             --
       Proceeds from line of credit                                              --        500,000
       Proceeds from issuance of notes payable                              685,000        100,000
       Proceeds from the sale of common stock yet to be issued                   --        243,167
       Payments for deferred financing costs                                (40,538)       (96,684)
                                                                        -----------    -----------

       Net cash provided by financing activities                            744,462      1,238,483
                                                                        -----------    -----------

       Net Decrease In Cash                                                  (6,059)      (157,125)

Cash at beginning of year                                                    15,742        172,867
                                                                        -----------    -----------

Cash at end of year                                                     $     9,683    $    15,742
                                                                        ===========    ===========

Supplemental disclosures of cash flow information:

       Cash paid during the year for interest                           $         0    $         0
                                                                        ===========    ===========

       Cash paid during the year for taxes                              $         0    $         0
                                                                        ===========    ===========

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